[Letterhead of Bingham Dana LLP]









                                                April 3, 1998


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132

            Re:   Federal Express Corporation $1,000,000,000 Shelf Registration

Ladies and Gentlemen:

            We have acted as counsel to State Street Bank and Trust Company of Connecticut, National Association, a national banking association in its individual capacity ("State Street") and in its capacity as Owner Trustee (the "Owner Trustee") under one or more Trust Agreements ("Trust Agreements"), in connection with the filing by Federal Express Corporation ("Federal Express") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of the Registration Statement on Form S-3 to which this opinion is attached as Exhibit 5(c), which Registration Statement we understand is to be filed with the Securities and Exchange Commission on the date hereof (as such Registration Statement may be amended from time to time, the "Registration Statement"). The Registration Statement relates to the issuance from time to time of up to $1,000,000,000 aggregate principal amount of Equipment Trust Certificates (the "Certificates") that will be issued by the Owner Trustee in connection with certain leveraged lease finance transactions pursuant to one or more Trust Agreements, each between State Street and the owner participant named therein (the "Owner Participant"), and one or more Trust Indenture and Security Agreements (individually an "Indenture", collectively the "Indentures") between the Owner Trustee and First Security Bank, National Association ("First Security") as indenture trustee. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in, or by reference to, the Indentures.

            State Street has requested that we deliver this opinion to you.

            Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

            We have examined a form of Trust Agreement and a form of Indenture which you have furnished to us and which have been filed as exhibits to the Registration Statement, the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records, documents, certificates and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

            Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street, the Owner Trustee or the Owner Participant, as applicable, is subject to the following general qualifications:

                  (i) as to any agreement to which State Street or the Owner Trustee, as applicable, is a party (other than the Trust Agreement with respect to the Owner Participant), we assume that such agreement will be the legal, valid and binding obligation of each other party thereto;

                  (ii) the enforceability of any obligation of State Street, the Owner Trustee and the Owner Participant, may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other similar laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

                  (iii) no opinion is given herein as to the enforceability of any particular provision of any of the Indentures relating to remedies after default or as to the availability of any specific or equitable relief of any kind. However, we are of the opinion that, subject to the other limitations and qualifications contained in this opinion, the remedies provided in the Indentures, taken as a whole, are adequate for the realization of the principal benefits or security of said agreements (except for the economic consequences of procedural or other delay); and

                  (iv) the enforcement of any rights and the availability of any specific or equitable relief of any kind may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability or relief is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

            Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the State of Connecticut and the Federal laws of the United States of America governing the banking and trust powers of State Street and, solely with respect to the validity and binding nature of the Indentures and the Certificates, the laws of the State of New York. Insofar as the opinions expressed herein involve the laws of the State of New York, we have with your permission and without independent investigation relied entirely upon the opinion letter dated April 3, 1998 of Davis Polk & Wardwell, and the opinions set forth herein are subject to each of the assumptions, exceptions, qualifications and limitations contained in such opinion letter. We have assumed that the Trust Agreements and the Indentures will not differ in any material respect from the forms of Trust Agreement and Indenture filed as exhibits to the Registration Statement and that no relevant provision of Connecticut, New York or United States of America federal law will have differed in any material respect from such law as in effect on the date hereof. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by the Transportation Code, or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

            We have made no examination of, and no opinion is given herein as to the Owner Trustee's or Owner Participant's title to or other ownership rights in, or the existence of any liens, charges or encumbrances on, or adverse claims against, any of the Indenture Estates. In addition, we express no opinion as to the creation, attachment, perfection or priority of any mortgage, security interest or lien in any of the Indenture Estates.

            This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

            Based upon the foregoing and subject to the assumptions, exceptions and qualifications set forth below, we are of the opinion that:

            1. State Street is a national banking association duly organized, validly existing and in good standing with the Comptroller of the Currency under the laws of the United States of America, holding a valid certificate to do business as a national banking association, with banking and trust powers.

            2. Upon the execution and delivery by State Street and the Owner Trustee, as the case may be, of each of the Trust Agreements and the execution and delivery of the Trust Agreements by the respective owner participant and assuming that at the time of such execution and delivery State Street continues in existence as a national banking association in good standing with trust powers and has maintained its current full corporate power and authority to enter into and perform the Trust Agreements, each of the Trust Agreements will constitute a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Trust Agreements, of State Street) enforceable against the Owner Trustee (and, to the extent set forth in the respective Trust Agreements, against State Street) in accordance with its terms; and assuming each of the Trust Agreements is properly authorized, executed and delivered by such owner participant and that the terms of the Trust Agreements are not, and the performance by the applicable owner participant is not, in violation of its charter or by-laws or any laws (federal, state or otherwise), documents, judgments, regulations or other provisions applicable to such participant, each of the Trust Agreements will constitute, under the laws of the State of Connecticut, a legal, valid and binding obligation of the owner participant enforceable against the owner participant named therein in accordance with its terms.

            3. Assuming (i) the due authorization, execution and delivery of each of the Indentures by each of the parties to each such document (other than State Street or the Owner Trustee, as the case may be), (ii) that each such party (other than State Street or the Owner Trustee, as the case may be) has, at the time of execution, the corporate power, authority and legal right to execute, deliver and perform each Indenture to which it is a party, (iii) that each such party (other than State Street or the Owner Trustee, as the case may be) continues to have such power, authority and legal right, (iv) that the execution, delivery and performance of each such Indenture by each such party (other than State Street or the Owner Trustee, as the case may be) will not violate such party's respective charter or by-laws and fully complies with all laws and governmental rules and regulations (federal, state, or otherwise) that may be applicable to such party, in its individual or trust capacity, as the case may be, (v) that no such document has been terminated, amended, transferred or assigned, and (vi) that the conditions to the closing of the transactions contemplated by the Trust Agreements and the Indentures set forth in the Trust Agreements, the Indentures and the Indentures set forth in the Trust Agreements, the Indentures and the other Operative Agreements, as applicable, will have been satisfied, and (vii) that State Street or the Owner Trustee, as the case may be, has maintained its current full corporate power and authority to enter into and perform the Trust Agreements and Indentures and to enter into, issue and perform the Certificates to be issued under each Indenture, (a) upon the execution and delivery of the Indentures by State Street or the Owner Trustee, as the case may be, the Indentures will constitute valid and binding agreements of State Street or the Owner Trustee, as the case may be, and (b) upon the due execution by the Owner Trustee and the due authentication by First Security as indenture trustee of each Certificate to be issued under each such Indenture, in each case in accordance with the terms of each such Indenture, each such Certificate, when issued and sold in accordance with the purchase agreement or underwriting agreement between Federal Express and the purchasers or underwriters, as the case may be, named therein will be a valid and binding obligation of the Owner Trustee and will be entitled to the benefits of the Indenture pursuant to which it was issued.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in any subsequently filed prospectus supplements forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.


                                                Very truly yours,


                                                c/o BINGHAM DANA LLP
                                                BINGHAM DANA LLP